Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
FISCAL 2020 FINANCIAL RESULTS

- Online Channels Segment Revenues Increased 12% Contributing 57% of Total Revenues -

- Strong 48% Gross Margin Bolstered by Finished Jewelry and Forever OneTM Product Sales -

- Continued Profitability While Making Investments in Expanding Brand Awareness -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – February 6, 2020 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the quarter ended December 31, 2019 (“Second Quarter Fiscal 2020”), with net sales of $10.7 million and net income of $814,000, or $0.03 earnings per diluted share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “During the holiday season, our Online Channels sales increased 12% to reach 57% of our total sales for the Second Quarter Fiscal 2020. We grew sales from our e-commerce site by 12% through increased website traffic and expanded average order value. Our marketplace and drop-ship retail partnerships performed strongly, influenced by an expanded product mix and strategically increased in-stock rates. This e-commerce performance shows the successful pivot we have made in growing our online branded presence and omnichannel distribution network. We had solid performance from our brick-and-mortar partners that was offset by softness in international distributor orders as global trade issues continued.”

“With e-commerce sales reaching a record high in 2019, we believe Charles & Colvard, as a direct-to-consumer brand, can take advantage of these trends as more people do their shopping online. Our expanded marketing investments in driving high-level brand awareness have begun to translate into significant direct traffic, increased organic search, and social media and email campaigns. We will continue to refine our marketing strategies to best position Charles & Colvard to capture customers looking for high-quality jewelry and sustainable gemstones. While it takes time to convert awareness into customer purchases, we remain optimistic about our ability to drive top line growth,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Increased product assortment to meet customer demand with the addition of new Signature collection pieces, platinum jewelry, lab-created colored sapphires and rubies, different bridal styles, tantalum men’s rings, and screw-back earrings;
•	Expanded payment options to include Afterpay, an innovative online payment method preferred by millennial consumers that allows installment payments;
•	Introduced Charles & Colvard jewelry on the transactional website of a well-established retailer in the Southeast through a strategic drop-ship partnership;

•	Delivered an enhanced customer experience with the launch of a new, seamless self-service website credit and exchange function, enabling customers to easily exchange an item for another product on charlesandcolvard.com;
•	Featured podcast interview with CEO, Suzanne Miglucci, on The Stock Podcast highlighting e-commerce, digital marketing, direct-to-consumer selling, and corporate social responsibility; and
•	Presented at annual LD Micro Big Apple Conference in New York City.

Financial Summary for Second Quarter Fiscal 2020
(Quarter Ended December 31, 2019 Compared to Quarter Ended December 31, 2018)

•	Net sales were $10.7 million for the quarter, an increase of 5% compared with $10.1 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales increased 12% to $6.1 million, or 57% of total net sales for the quarter, compared with $5.5 million, or 54% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and retail customers, net sales decreased 2% to $4.6 million, or 43% of total net sales, for the quarter, compared with $4.7 million, or 46% of total net sales, in the year-ago quarter.
•	Finished jewelry net sales were $6.4 million for the quarter, an increase of 24% compared with $5.2 million in the year-ago quarter.
•	Loose jewel net sales were $4.2 million for the quarter, a decrease of 15% compared with $4.9 million in the year-ago quarter.
•	Operating expenses were $4.4 million for the quarter, compared to $3.6 million in the year-ago quarter.
•	Net income was $814,000, or $0.03 earnings per diluted share, for the quarter. This compared with net income of $1.2 million, or $0.05 earnings per diluted share, in the year-ago quarter.
•	Weighted average shares outstanding on a diluted basis were 29.2 million for the quarter, compared to 21.7 million in the year-ago quarter.

Financial Summary for the First Six Months of Fiscal 2020
(Six Months Ended December 31, 2019 Compared to Six Months Ended December 31, 2018)

•	Net sales were $18.3 million for the six months ended December 31, 2019, an increase of 9% compared with $16.7 million in the year-ago period.
•	In the Online Channels segment, net sales increased 15% to $9.8 million, or 54% of total net sales, for the six months ended December 31, 2019, compared with $8.5 million, or 51% of total net sales, in the year-ago period.
•	In the Traditional segment, net sales increased 3% to $8.5 million, or 46% of total net sales, for the six months ended December 31, 2019, compared with $8.2 million, or 49% of total net sales, in the year-ago period.
•	Finished jewelry net sales were $10.3 million for the six months ended December 31, 2019, an increase of 33% compared with $7.8 million in the year-ago period.
•	Loose jewel net sales were $8.0 million for the six months ended December 31, 2019, a decrease of 11% compared with $9.0 million in the year-ago period.
•	Operating expenses were $7.9 million for the six months ended December 31, 2019, compared to $6.5 million in the year-ago period.

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•	Net income was $1.0 million, or $0.03 per diluted share, for the six months ended December 31, 2019. This compared with net income of $1.3 million, or $0.06 per diluted share, in the year-ago period.
•	Weighted average shares outstanding on a diluted basis were 29.2 million for the six months ended December 31, 2019, compared to 21.7 million in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $13.3 million at December 31, 2019, representing an increase of $0.3 million from $13.0 million at June 30, 2019. The Company had no debt outstanding as of December 31, 2019. Total inventory was $35.8 million at December 31, 2019, compared with $33.7 million at June 30, 2019.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, February 6, 2020. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at https://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until February 13, 2020 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10138092. The call will also be available live and for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle. For more information, please visit https://www.charlesandcolvard.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

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All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; certain risks due to our international operations, distribution channels and vendors; general economic and market conditions, including the current economic environment; dependence on a limited number of distributor and retail partners in our Traditional segment; our ability to fulfill orders on a timely basis; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@charlesandcolvard.com

-Financial Tables Follow-

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net sales	$10,659,090	$10,139,461	$18,267,511	$16,734,167
Costs and expenses:
Cost of goods sold	5,530,514	5,346,207	9,407,138	8,959,956
Sales and marketing	3,160,965	2,346,893	5,390,556	3,988,017
General and administrative	1,203,686	1,250,181	2,553,187	2,474,956
Research and development	-	1,422	-	1,422
Total costs and expenses	9,895,165	8,944,703	17,530,881	15,424,351
Income from operations	763,925	1,194,758	916,630	1,309,816
Other income (expense):
Interest income	45,379	-	106,758	-
Interest expense	(277)	(352)	(419)	(698)
Loss on foreign currency exchange	(314)	(74)	(853)	(102)
Other expense	-	-	-	(13)
Total other income (expense), net	44,788	(426)	105,486	(813)
Income before income taxes	808,713	1,194,332	1,022,116	1,309,003
Income tax benefit (expense)	5,337	(4,767)	(747)	(9,534)
Net income	$814,050	$1,189,565	$1,021,369	$1,299,469

Net income per common share:
Basic	$0.03	$0.06	$0.04	$0.06
Diluted	$0.03	$0.05	$0.03	$0.06

Weighted average number of shares used in computing net income per common share:
Basic	28,656,910	21,468,569	28,610,299	21,461,773
Diluted	29,246,571	21,681,484	29,199,876	21,623,967

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019 (unaudited)	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$12,687,976	$12,465,483
Restricted cash	656,887	541,062
Accounts receivable, net	3,088,083	1,962,471
Inventory, net	10,695,379	11,909,792
Prepaid expenses and other assets	1,388,852	989,559
Total current assets	28,517,177	27,868,367
Long-term assets:
Inventory, net	25,096,555	21,823,928
Property and equipment, net	1,112,612	1,026,098
Intangible assets, net	133,081	97,373
Operating lease right-of-use assets	783,935	-
Other assets	327,879	330,615
Total long-term assets	27,454,062	23,278,014
TOTAL ASSETS	$55,971,239	$51,146,381

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,823,857	$3,372,172
Operating lease liabilities	614,144	-
Accrued expenses and other liabilities	1,515,729	1,325,608
Total current liabilities	6,953,730	4,697,780
Long-term liabilities:
Noncurrent operating lease liabilities	491,952	-
Deferred rent	-	236,745
Accrued income taxes	6,961	6,214
Total long-term liabilities	498,913	242,959
Total liabilities	7,452,643	4,940,739

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 28,981,910 and 28,027,569 shares issued and outstanding at December 31, 2019 and June 30, 2019, respectively	54,342,864	54,342,864
Additional paid-in capital	25,779,732	24,488,147
Accumulated deficit	(31,604,000)	(32,625,369
Total shareholders’ equity	48,518,596	46,205,642
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,971,239	$51,146,381

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CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,201,369	$1,299,469
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	234,303	230,013
Stock-based compensation	359,105	243,082
(Recovery of) Provision for uncollectible accounts	(10,000)	8,056
Provision for sales returns	299,000	635,000
Provision for inventory reserves	149,000	52,000
Provision for accounts receivable discounts	39,706	38,788
Changes in operating assets and liabilities:
Accounts receivable	(1,454,318)	(1,888,444)
Inventory	(2,207,214)	(1,016,209)
Prepaid expenses and other assets, net	(196,764)	(386,254)
Accounts payable	1,451,685	296,185
Deferred rent	-	(77,438)
Accrued income taxes	747	9,534
Accrued expenses and other liabilities	75,744	506,536
Net cash used in operating activities	(237,637)	(49,682)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(319,728)	(285,377)
Payments for intangible assets	(36,797)	(55,676)
Net cash used in investing activities	(356,525)	(341,053)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of offering costs	932,480	-
Stock option exercises	-	2,251
Net cash provided by financing activities	932,480	2,251

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	338,318	(388,484)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	13,006,545	3,393,186
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$13,344,863	$3,004,702

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$277	$698
Cash paid during the period for taxes	$2,050	$5,065

Reconciliation to Condensed Consolidated Balance Sheets:	December 31, 2019	June 30, 2019
Cash and cash equivalents	$12,687,976	$12,465,483
Restricted cash	656,887	541,062
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$13,344,863	$13,006,545

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